Exhibit (h)(30)


                              ASSUMPTION AGREEMENT

     AGREEMENT made as of April 2, 2001 among ALPS Mutual Funds Services, Inc. ("AMFSI"), a Colorado corporation, ALPS Distributors Inc., formerly known as ALPS Mutual Funds Services, Inc. ("ADI"), a Colorado corporation, (both of which are wholly owned subsidiaries of ALPS Financial Services, Inc. ("AFSI")), a Colorado corporation, Denver Investment Advisors LLC ("DIA"), a Colorado limited liability company and Westcore Trust, a Massachusetts business trust (the "Funds").

     WHEREAS, Westcore Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, ADI (operating under its former name "ALPS Mutual Funds Services, Inc.") has been previously appointed as (a) co-administrator to the Funds pursuant to the Amended and Restated Administration Agreement among it, Denver Investment Advisors LLC ("DIA") and the Funds dated as of November 1, 2000 (the "Administration Agreement"); (b) bookkeeping and pricing agent to the Funds pursuant to the Bookkeeping and Pricing Agreement among it, and the Funds dated as of November 1, 2000 (the "Bookkeeping and Pricing Agreement"); and (c) telephone and servicing agent to the Funds pursuant to a Telephone and Servicing Agreement between it and the Funds dated as of August 3, 1998 (the "Telephone and Servicing Agreement");

     WHEREAS, ADI (operating under its former name "ALPS Mutual Funds Services, Inc.") has previously entered into various agreements with the Funds, including a fee waiver letter dated as of October 1, 2000 (the "Agreements");

     WHEREAS, ADI (operating under its former name "ALPS Mutual Funds Services, Inc.") has previously been appointed as distributor to the Funds pursuant to the Distribution Agreement among it and the Funds dated as of November 1, 2000 (the "Distribution Agreement");

     WHEREAS, AMFSI, ADI, the Funds and DIA desire to have AMFSI be the named co-administrator to the Funds pursuant to the Administration Agreement, bookkeeping and pricing agent to the Funds pursuant to the Bookkeeping and Pricing Agreement and telephone and servicing agent to the Funds pursuant to the Telephone and Servicing Agreement; and

     WHEREAS, AMFSI, ADI, the Funds and DIA desire to have AMFSI assume the obligations of ADI under all the aforementioned Agreements with the Funds, except the Distribution Agreement, as ADI shall continue to provide distribution services to the Funds;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
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     1. AMFSI hereby assumes all rights and obligations of ADI under each of the
Administration Agreement, the Bookkeeping and Pricing Agreement, the Telephone and Servicing Agreement and each other aforementioned Agreement.

     2. ADI and AMFSI hereby represent that (i) the management personnel of ADI responsible for providing services to the Funds under the Administration Agreement, Bookkeeping and Pricing Agreement, Telephone and Servicing Agreement, and each other aforementioned Agreement, including the supervisory personnel, are employees of AMFSI where they continue to provide such services to the Funds, and (ii) both ADI and AMFSI are wholly owned subsidiaries of AFSI which is owned by the same owners and in the same percentages as those who owned ADI prior to the effectiveness of this Assumption.

     3. AFSI, ADI, AMFSI and ALPS Advisors, Inc. have entered into an Expense Sharing Agreement in the form attached hereto as Exhibit A.

     4. ADI, AMFSI, the Funds and DIA hereby agree that this Assumption Agreement shall be attached to and made a part of the Administration Agreement, Bookkeeping and Pricing Agreement, Telephone and Service Agreement, and each other aforementioned Agreement.

     5. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacity, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

     6. No change, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by all parties hereto.

     7. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado.

     8. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter herein contained.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest:                 ALPS MUTUAL FUNDS SERVICES, INC.


                        By: /s/ Thomas A. Carter
                            ------------------------------
                        Name:  Thomas A. Carter
                        Title: Chief Financial Officer


                        ALPS DISTRIBUTORS, INC.
                        (formerly known as ALPS Mutual Funds Services, Inc.)


                        By: /s/ Jeremy May
                            ------------------------------
                        Name:  Jeremy May
                        Title: Vice President


                        DENVER INVESTMENT ADVISORS LLC


                        By: /s/ Jeffrey D. Adams
                            ------------------------------
                        Name:  Jeffrey D. Adams
                        Title: Vice President


                        WESTCORE TRUST

                        By: /s/ Jack D. Henderson
                            ------------------------------
                        Name:  Jack D. Henderson
                        Title: Vice President - Westcore Trust

                                       3
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                                    EXHIBIT A

                            EXPENSE SHARING AGREEMENT


     THIS AGREEMENT is made and entered into as of ______________, 2001 by and between ALPS Financial Services, Inc. ("AFS"), ALPS Mutual Funds Services, Inc. ("AMFS"), ALPS Distributors, Inc. ("ADS"), and ALPS Advisors, Inc. ("AAI"), each a Colorado corporation having its principal place of business at 370 17th Street, Suite 3100, Denver, Colorado 80202.

     WHEREAS, ADI is a broker/dealer registered with the National Association of Securities Dealers, Inc. ("NASD"), and licensed to do business in each of the 50 states;

     WHEREAS, AMFS, ADI, and AAI are each a wholly-owned subsidiary of AFS; and

     WHEREAS, the parties hereto desire to allocate their revenue and expenses in accordance with the terms and conditions hereunder.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. ALLOCATION OF REVENUE. Each party will perform the service(s) and record revenue based upon that party's specific contractual relationships, as follows:

          a. AMFS will record revenue based upon administration, fund accounting, transfer agency, telephone servicing, and other contracts associated with third party servicing.

          b. ADI will record revenue based upon distribution contracts, which may include dealer commissions and 12b-1 fees collected.

          c. AAI will record revenue based upon advisory services only.

          d. AFS as the holding company, will maintain all accounts of the subsidiaries. However, no specific expenses are assigned and no revenues are specifically earned by AFS.

     2. ALLOCATION OF EXPENSES. The parties will allocate salary and general and administrative expenses in accordance with each party's total percentage of contractual revenue. The allocable expenses include, but are not limited to, the following: (a) salaries, employment taxes and other compensation related expenses; (b) depreciation; (c) insurance; (d) legal and compliance; (e) rent and parking; and (f) telephone.

     3. ALLOCATION OF ASSETS AND LIABILITIES. Receivables, payables, cash and equity account balances will be specifically identified and recorded to the associated entity. Fixed Assets will be allocated based upon the contractual revenue percentage of each party. All of the assets and liabilities of each party will be held within that party and consolidated to AFS for reporting purposes.

     4. NO RESPONSIBILITIES.

          a. Each subsidiary is responsible for its respective expense allocation. If a subsidiary is unable to pay an associated expense related to that subsidiary, the other subsidiaries hereto are not responsible for such expense. However, AFS will be responsible for all expenses of the subsidiaries.

          b. Each subsidiary is responsible for its respective liabilities. If a subsidiary is unable to pay its debt, the other subsidiaries hereto are not responsible for such debt. However, AFS will be responsible for all liabilities of the subsidiaries.

     5. TERM AND RENEWAL. This Agreement is effective as of the date first written above and shall remain in effect as long as all parties hereto remain in existence.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter herein contained.

     7. MODIFICATION. No change, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by all parties hereto.

     8. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado.

     9. HEADINGS. The headings have been inserted for convenience only and are not to be considered when interpreting the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ALPS MUTUAL FUNDS SERVICES, INC.            ALPS DISTRIBUTORS, INC.


By:                                         By:
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Title:                                      Title:


ALPS ADVISORS, INC.                         ALPS FINANCIAL SERVICES, INC.

By:                                         By:
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Title:                                      Title: